INSOURCE INSIGHT SERVICES, LLC
1085 Riverside Trace
Atlanta, GA 30328
Tel: 404 303 8450 Fax: 404 255 2218

November 3, 2011

Joseph G. D'Arrigo, CEO
Native American Energy Group, Inc.
108-18 Queens Blvd., Suite 901
Forest Hills, NY 11375

Re: May 29, 2011 Agreement between Native American Energy Group, Inc. ("NAGP") and Insource Insight Services, LLC ("Insight") (the "May 29 2011 Agreement")

Dear Mr. D'Arrigo:

This letter confirms that NAGP and Insight have agreed to the following amendment to the May 29, 2011 Agreement:

A. Item 2. shall be amended to read as follows:

2. The term of Insight's engagement hereunder will be for an initial period commencing as of May 16, 2011 and ending on December 31, 2011 (the "Engagement Period"). Following the Engagement Period paragraphs 3(a), 3(c) and 7 through 13 shall survive.

B. Item 3(b) shall be amended to read as follows:

(b) pay Insight $50,000 for services rendered during the Engagement Period as follows; $10,000 per month for each of the first three thirty-day periods of the Engagement Period; and $10,000 per calendar month for the months of November and December 2011.

C. Item 5 is deleted in its entirety.

All other terms of the May 29, 2011 Agreement shall remain in full force and effect.

Insource Insight Services, LLC

By: *Frank E. Hart*
Frank E. Hart, Managing Member

Date: *November 3, 2011*

AGREED:

Native American Energy Group, Inc.

By: ______________________________
Joseph G. D'Arrigo, CEO

Date: ______________________________

Escrow Agent:

____
David A. Rapaport

Date: 11/3/17